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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                January 21, 2005
                Date of Report (Date of earliest event reported)


                            QUAKER FABRIC CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                     1 7023                       04-1933106
 (State of incorporation)     (Commission File Number)           (I.R.S. Employer
                                                                Identification No.)

 941 Grinnell Street, Fall River, Massachusetts                         02721
    (Address of principal executive offices)                          (Zip Code)

 Registrant's telephone number, including area code                (508) 678-1951




         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01 Entry into a Material Definitive Agreement

On December 16, 2004, Quaker Fabric Corporation of Fall River ("Quaker"), a wholly-owned subsidiary of Quaker Fabric Corporation (the "Company"), and the Company, as guarantor, entered into a lease and related lease guaranty, respectively, to be held in escrow pending the satisfaction of various conditions precedent, including execution and delivery of various consents and other documents required prior to the release of the lease and guaranty from escrow.

On December 17, 2004, the Company reported this event on Form 8-K, with the escrow agreement reflecting the conditions precedent associated with the release of the lease documents from escrow attached to the December 17, 2004 Form 8-K filing as Exhibit 10.13 (the "Escrow Agreement").

On January 14, 2005, the parties to the Escrow Agreement executed an extension agreement (the "January 14 Extension Agreement") extending the date for expiration of the Release Conditions, as that term is defined in the Escrow Agreement, from January 14, 2005 to January 21, 2005. On January 20, 2005, the parties to the Escrow Agreement agreed to further extend the date for expiration of the Release Conditions to January 28, 2005 (the "January 20 Extension Agreement" and, together with the January 14 Extension Agreement, the "Extension Agreements").

More specifically, on December 16, 2004, Quaker executed an eleven (11) year lease, commencing January 1, 2005 and expiring December 31, 2015, by and between Charles McAnsin Associates, A Limited Partnership ("McAnsin"), as Landlord, and Quaker, as Tenant, with respect to approximately 540,000 square feet of warehousing and manufacturing space (the "Leased Premises") located in a 600,000 square foot facility (the "Building") at 81 Commerce Drive in Fall River, Massachusetts (the "Lease"). The Lease also grants to Quaker a "right of first offer" as to a sale by Landlord of its interest in the Building, and provides for options, exercisable by Quaker, to extend the term of the Lease for two (2) additional terms of five (5) years each. The Company also entered into a related lease guaranty pursuant to which the Company agreed to guarantee the payment and performance of Quaker's obligations under the Lease (the "Guaranty"). In addition, Quaker simultaneously entered into a Use and Occupancy Agreement by and between Quaker, as Licensor, and Joan Fabrics Corporation, an affiliate of McAnsin ("Joan"), as Licensee, pursuant to which Quaker agreed to allow Licensee to occupy portions of the Leased Premises on the terms and conditions set forth in the Lease and the Use and Occupancy Agreement.

The Lease, the Guaranty and the Use and Occupancy Agreement (together, the "Escrowed Documents") are being held in escrow until certain conditions precedent are satisfied or waived, including, but not limited to, the execution and delivery by the Fall River Redevelopment Authority of a Recognition and Attornment Agreement and an Estoppel Certificate (the "Escrow Agreement"). Pursuant to the terms of the Escrow Agreement, as extended by the Extension Agreements, if the Release Conditions are not satisfied or waived by January 28, 2005, the Escrowed Documents are to be destroyed and have no further force or effect.

The January 14 and January 20 Extension Agreements annexed hereto as Exhibits
10.10 and 10.11 are hereby incorporated by reference.



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Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

10.10 Escrow Extension Agreement dated January 14, 2005 by and among Wilmer Cutler Pickering Hale and Dorr LLP, as Escrow Agent, Quaker Fabric Corporation of Fall River, Quaker Fabric Corporation and Charles McAnsin Associates, A Limited Partnership

10.11 Escrow Extension Agreement dated January 20, 2005 by and among Wilmer Cutler Pickering Hale and Dorr LLP, as Escrow Agent, Quaker Fabric Corporation of Fall River, Quaker Fabric Corporation and Charles McAnsin Associates, A Limited Partnership








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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         QUAKER FABRIC CORPORATION
                                               (Registrant)



Date: January 21, 2005                   /s/ Paul J. Kelly
                                         --------------------------------------
                                         Paul J. Kelly
                                         Vice President - Finance and Treasurer




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                                                                   EXHIBIT INDEX

10.10 Escrow Extension Agreement dated January 14, 2005 by and among Wilmer Cutler Pickering Hale and Dorr LLP, as Escrow Agent, Quaker Fabric Corporation of Fall River, Quaker Fabric Corporation and Charles McAnsin Associates, A Limited Partnership

10.11 Escrow Extension Agreement dated January 20, 2005 by and among Wilmer Cutler Pickering Hale and Dorr LLP, as Escrow Agent, Quaker Fabric Corporation of Fall River, Quaker Fabric Corporation and Charles McAnsin Associates, A Limited Partnership





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